EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 122 to the Registration Statement of Calvert Management Series (1933 Act File No. 002-69565) of my opinion dated December 21, 2022 which was filed as Exhibit (i) to Post-Effective Amendment No. 121.

/s/ Michael Keane
Michael Keane, Esq.

January 27, 2023

Boston, Massachusetts